                                                                  EXECUTION COPY


                                                                   Exhibit 10.74


                          AGREEMENT AND PLAN OF MERGER

                                     between

                            CARR CAPITAL CORPORATION

                                       and

                             THE BARLOW CORPORATION


                           Dated as of March 25, 2005

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS............................................................................6
      1.1      Defined
               Terms.............................................................................6
ARTICLE II MERGER; CLOSING......................................................................13
      2.1      The Merger.......................................................................13
      2.2      Tax Matters......................................................................14
      2.3      Effective Time...................................................................14
      2.4      Effect of Merger on the Corporation..............................................14
      2.5      Consideration....................................................................14
      2.6      Adjustment in Amount of Consideration............................................15
      2.7      Preparation of Estimated Closing Balance Sheet and Closing Balance Sheet.........16
      2.8      Deposit..........................................................................17
               2.8.1   Delivery of Deposit......................................................17
               2.8.2   Disposition of Deposit...................................................17
      2.9      Closing Date.....................................................................17
      2.10     Actions at Closing...............................................................18
      2.11     Expenses.........................................................................19
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CORPORATION...................................19
      3.1      Representations and Warranties Regarding the Barlow Corporations.................19
      3.2      Representations and Warranties regarding the Real Property.......................24
      3.3      Representations and Warranties Regarding Leases, Contracts, Insurance and Other
               Documents........................................................................26
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................29
      4.1      General..........................................................................29
ARTICLE V COVENANTS.............................................................................30
      5.1      Operating Covenants..............................................................30
      5.2      Access to Documents..............................................................31
      5.3      Indemnification for Physical Damage, Injury or Death.............................32
      5.4      Distribution.....................................................................32
      5.5      Possession of Offices............................................................32
      5.6      Building Name....................................................................32
ARTICLE VI OTHER COVENANTS......................................................................33
      6.1      Cooperation......................................................................33
      6.2      Confidentiality; Press Release...................................................33
      6.3      Operating Records................................................................34
      6.4      Tax Matters......................................................................35
      6.5      Transfer Tax Returns.............................................................36
      6.6      Defeasance of Senior Mortgage....................................................36

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
      6.7      Tax Appeals......................................................................36
      6.8      Casualty and Condemnation........................................................37
      6.9      Directors, Officers and Employees................................................37
      6.10     Mutual Releases..................................................................37
      6.11     Termination of Parking Contract..................................................37
      6.12     UCC Termination Statements.......................................................38
      6.13     Reciprocal Easement Agreement Estoppel...........................................38
      6.14     Corporation Trust Account........................................................38
ARTICLE VII CONDITIONS PRECEDENT TO THE CORPORATION'S OBLIGATIONS...............................38
      7.1      Purchaser's Representations and Warranties.......................................38
      7.2      Purchaser's Performance..........................................................38
      7.3      Consents.........................................................................39
      7.4      No Injunctions or Restraints.....................................................39
      7.5      Limitation on Delinquent Rents and Vacated Delinquent Rents......................39
      7.6      Purchaser Releases...............................................................39
      7.7      Merger Sub Representations and Authority.........................................39
ARTICLE VIII CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS....................................39
      8.1      Corporation's Representations and Warranties.....................................40
      8.2      Corporation's Performance........................................................40
      8.3      Tenant Estoppel Certificates.....................................................40
      8.4      Consents.........................................................................40
      8.5      No Material Adverse Effect.......................................................41
      8.6      Resignation of Directors and Officers............................................41
      8.7      No Injunctions or Restraints.....................................................41
      8.8      Wagner Closing Certificate.......................................................41
      8.9      Casualty and Condemnation........................................................41
      8.10     Title............................................................................41
      8.11     Employees........................................................................42
      8.12     Mutual Releases..................................................................42
      8.13     Termination of Parking Contract..................................................42
      8.14     No Right to Fair Value of Stock..................................................42
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER....................................................42
      9.1      Reasons for Termination..........................................................42
      9.2      Effect of Termination............................................................43
      9.3      Exclusivity of Remedies..........................................................44
ARTICLE X BROKERS...............................................................................44
      10.1     Brokers..........................................................................44
ARTICLE XI SURVIVAL.............................................................................45
      11.1     Survival.........................................................................45
ARTICLE XII MISCELLANEOUS PROVISIONS............................................................45
      12.1     Entire Agreement; Third Party Beneficiaries......................................45

      12.2     Benefit and Burden...............................................................45
      12.3     Governing Law....................................................................46
      12.4     Notices..........................................................................46
      12.5     Partial Invalidity...............................................................47
      12.6     Waiver of Jury Trial.............................................................48
      12.7     Interpretation...................................................................48
      12.8     Amendment; Waiver................................................................48
      12.9     Counterparts; Facsimile Execution................................................48
      12.10    Assignment.......................................................................48

Exhibits

  A        Form of Articles of Merger
  B        Escrow Agreement
  C        Description of Real Property
  D        Title Insurance Commitment
  E        [INTENTIONALLY OMMITTED]
  F        Form of Tenant Estoppel Certificate
  G        Wagner Certificate
  H        Accounting Principles
  I        Form of Mutual Release


Schedules

   1     Contract Schedule
   2     Environmental Report
   3     Insurance Schedule
   4     Lease Schedule, Tenant Improvements, Leasing Commissions and Loans
         to Tenants
   5     License Schedule
   6     Litigation Schedule
   7     Real Estate Tax Schedule
   8     Consideration and Stockholder Schedule
   9     Capitalization
   10    Liabilities
   11    Prior Activities
   12    Employees
   13    Pension Benefit Plans; Welfare Benefit Plans
   14    Title Exceptions
   15    Management Agreements
   16    Tax Matters
   17    Personal Property to be Removed
   18    Underground Storage Tank Removal
   19    Releasing Stockholders
   20    Other Stockholders
   21    Legal Requirements
   22    UCC Termination Statements

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 25th day of March, 2005 by and between CARR CAPITAL CORPORATION, a District of Columbia corporation ("Purchaser"), and THE BARLOW CORPORATION, a Maryland corporation (the "Corporation").

                                    RECITALS

         A. The Corporation owns all of the outstanding capital stock of 5454 Wisconsin, Inc., a Maryland corporation (the "Operating Sub"), and all of the outstanding capital stock of Barlow Enterprises, Inc., a Maryland corporation (the "Finance Sub", and collectively with the Corporation and the Operating Sub, the "Barlow Corporations"). The Operating Sub owns a certain parcel of land containing approximately 49,071 square feet, and the improvements thereon consisting of an eighteen (18)-story office building known as the Barlow Building, located at 5454 Wisconsin Avenue, Chevy Chase, Maryland 20815.

         B. Purchaser desires to purchase the Stock (as defined below) from the Stockholders, and the Stockholders desire to sell the Stock to the Purchaser, by effecting the merger of an assignee or designee of Purchaser or a wholly-owned subsidiary of an assignee or designee of Purchaser ("Merger Sub") with and into the Corporation, with the Corporation surviving as a Maryland corporation (the "Merger"), upon the terms and subject to the conditions set forth herein.

         C. The Board of Directors of Purchaser and the Corporation each deem it advisable and in the best interests of their respective shareholders and respective companies to consummate the Merger.

         D. Upon the terms and subject to the conditions set forth herein, Purchaser shall cause Merger Sub to, and Merger Sub and the Corporation shall, execute articles of merger in substantially the form attached hereto as Exhibit A (the "Articles of Merger") and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

         E. Purchaser and the Corporation desire to make certain representations, warranties, covenants and agreements as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         "Accounting Principles" shall mean the accounting principles, methodologies, policies and practices set forth on Exhibit H hereto.

         "Affiliate" shall mean, with respect to any specified Person (i) that is an individual, its family members, representatives and executors, and (ii) that is not an individual, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

         "Agreement" shall mean this Agreement in its present form or as it may be amended from time to time in accordance with the terms hereof.

         "Articles of Merger" has the meaning set forth in the recitals.

         "Balance Sheets" shall mean the balance sheet of the Corporation and the balance sheet of the Operating Sub dated as of December 31, 2004 and previously provided to Purchaser.

         "Bankruptcy Law" shall mean Title 11, U.S. Code, and any similar state law for the relief of debtors.

         "Barlow Corporations" has the meaning set forth in the recitals.

         "Broker" shall mean Cassidy & Pinkard, Inc.

         "Building" shall mean the building(s) and all other real property improvements known as 5454 Wisconsin Avenue, Chevy Chase, Maryland and situated on the Land (containing approximately 271,588 rentable square feet of space).

         "Business Day" shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in Washington, D.C. or New York, New York are obligated or authorized by law to close.

         "Certificate" shall have the meaning set forth in Section 2.5.

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         "Closing" shall have the meaning set forth in Section 2.9.

         "Closing Balance Sheet" shall mean the combined balance sheet of the Corporation and the Operating Sub dated as of the Closing Date and prepared using the Accounting Principles.

         "Closing Date" shall have the meaning set forth in Section 2.9.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Combined Total Assets" shall mean the combined total assets (as defined in the Accounting Principles) of the Corporation and the Operating Sub on the Closing Date calculated in accordance with the Accounting Principles and set forth on the Closing Balance Sheet.

         "Combined Total Liabilities" shall mean the combined total liabilities (as defined in the Accounting Principles) of the Corporation and the Operating Sub on the Closing Date calculated in accordance with the Accounting Principles and set forth on the Closing Balance Sheet.

         "Consideration" shall have the meaning set forth in Section 2.5.

         "Contracts" shall mean all contracts and agreements to which any of the Corporations is a party or to which it is bound (or which otherwise relate to the Real Property) including, without limitation, contracts and agreements providing for the management, operation, supply, maintenance, repair, advertising or promotion of the Real Property, including service agreements, maintenance contracts, cleaning contracts, contracts for the purchase or delivery of labor, services, materials or supplies and equipment rental agreements or leases, and landscaping and lawn maintenance agreements.

         "Contract Schedule" shall mean the Contracts contained in Schedule 1.

         "Corporation" shall have the meaning set forth in the preamble hereof.

         "Corporation Transaction Expenses" has the meaning set forth in Section 9.2(b).

         "Deed of Trust" shall have the meaning set forth in the definition of "Senior Mortgage".

         "Delinquent Rents" shall mean all uncollected Rent due in the month in which the Closing occurs from Tenants still occupying their space that are more than thirty (30) days in arrears in payment of their Rent as of the Closing Date.



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Barbara Carr shall not be considered a Tenant for purposes of the definition of
Delinquent Rents and no Rent or other amounts owed by Barbara Carr shall be considered Delinquent Rents.

         "Deposit" shall have the meaning set forth in Section 2.8.

         "Easement Agreements" shall mean any and all easement agreements, reciprocal easement agreements, declarations of covenants, conditions, restrictions and easements, party wall agreements, "tie-back" agreements, common area agreements, shared maintenance agreements, common use agreements or vault agreements which burden or benefit the Real Property and under which any Barlow Corporation has any obligations or under which it derives any benefits, and all supplements, amendments and modifications thereof, relating to the development, use, operation, management, maintenance or occupancy of the Real Property, and listed on Exhibit D or Schedule 14 hereto.

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "Environmental Law" shall mean any applicable federal, state or local law, ordinance, rule, regulation, requirement, guideline, code, resolution, order or decree (including consent decrees and administrative orders) in effect on or prior to the date of this Agreement which regulates the use, generation, handling, storage, treatment, transportation, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Sections 2601, et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C., Section 5101, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Atomic Energy Act, 42 U.S.C. Sections 2014, et seq., their state analogues, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

         "Environmental Report" shall mean that certain environmental report identified in Section 3.2(h), a copy of which has been delivered to Purchaser by the Corporation prior to the date of this Agreement.

         "ERISA" shall have the meaning set forth in Section 3.1(k).

         "Escrow Agent" shall mean Commercial Settlements, Inc.

         "Escrow Agreement" shall have the meaning set forth in Section 2.8(a).

         "Estimated Closing Balance Sheet" shall have the meaning set forth in
Section 2.7(a).

         "Finance Sub" shall have the meaning set forth in the recitals.

         "Financial Statements" shall mean the balance sheets of the Corporation and the Operating Sub as of December 31, 2004 and the statement of operations of the Operating Sub for the year ended December 31, 2004 and the general and administrative detail statement of profit and loss of the Corporation for the year ended December 31, 2004, each as provided or made available to the Purchaser by the Corporation.

         "Governmental Authorities" shall mean any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Barlow Corporations or their activities, including the Real Property or the management, operation, use or improvement thereof.

         "Hazardous Material" shall mean any flammable, explosive, radioactive or reactive materials, asbestos, pollutants, contaminants or other hazardous, dangerous or toxic chemicals, materials or substances, petroleum products or substances or compounds containing petroleum products, including gasoline, diesel fuel and oil, polychlorinated biphenyls or substances or compounds containing polychlorinated biphenyls, and any other material or substance defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic material", "contamination" or "pollution" within the meaning of any Environmental Law.

         "Insurance Schedule" shall mean the list of insurance policies listed on Schedule 3.

         "Intangibles" shall mean all intangible personal property that is owned by any of the Barlow Corporations.

         "knowledge" of the Barlow Corporations or of any Barlow Corporation, or similar words or phrases, shall mean the actual knowledge of Robert C. Wagner, the managing member of Wagner Management, and Alice B. Jones, a vice president of the Corporation.

         "knowledge" of the Purchaser, or similar words or phrases, shall mean the actual knowledge of Oliver T. Carr, III, John Schissel, Scott Nudelman and Ed Schulze.

         "Land" shall mean the parcel of land more particularly described in Exhibit C.

         "Lease Schedule" shall mean the information concerning Tenants contained in Schedule 4.

         "Leases" shall mean all leases, licenses or other written agreements (other than subleases or license/occupancy agreements entered into by Tenants), including all amendments, extensions and modifications thereto or thereof, pursuant to which any Person uses or occupies any part of the Real Property.

         "Legal Requirements" shall mean all laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities relating to, or regulating, the activities of the Barlow Corporations.

         "Liabilities" shall mean debts, liabilities, or obligations of, or claims against, any of the Barlow Corporations or the Real Property of any kind or character, whether accrued, absolute or contingent, except for any Taxes.

         "License Schedule" shall mean the information concerning Licenses contained in Schedule 5.

         "Licenses" shall mean the licenses listed in Schedule 5.

         "Liens" shall mean liens, encumbrances, security interests and adverse claims of any kind or character.

         "Litigation" shall have the meaning set forth in Section 3.2(g).

         "Litigation Schedule" shall mean the information concerning pending and threatened Litigation contained in Schedule 6.

         "Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the Property or to the assets, condition (financial or otherwise) or results of operations of the Barlow Corporations, taken as a whole, except, in each case, as a result of (i) changes in general economic conditions nationally, regionally or locally or (ii) changes affecting the real estate industry generally nationally, regionally or locally, or the office industry in particular, which do not affect the Barlow Corporations, taken as a whole, materially disproportionately relative to other participants similarly situated in the real estate industry in general or the office industry in particular.

         "Merger" shall have the meaning set forth in the recitals.

         "Merger Sub" shall have the meaning set forth in Recital B.

         "MGCL" shall have the meaning set forth in Section 2.1.

         "Mortgage" shall mean a mortgage, deed of trust or other security instrument of the type commonly given to secure loans or advances on, or the unpaid purchase price of, real property in the State of Maryland.

         "MSDAT" shall have the meaning set forth in Section 2.3.

         "Operating Sub" shall have the meaning set forth in the recitals.

         "Outside Closing Date" shall mean June 30, 2005.

         "Permitted Exceptions" shall have the meaning set forth in Section 3.2(a).

          "Person" shall mean an individual, estate, trust, partnership, limited liability company, corporation, Governmental Authority or other legal entity.

         "Personal Property" shall mean all of the Barlow Corporations' right, title and interest in all furniture, furnishings, fixtures, equipment, vehicles, tools and other tangible personal property owned by the Barlow Corporations, including all tangible personal property owned by the Barlow Corporations and located on, attached to or used in connection with the management, leasing, operation and maintenance of the Real Property, including the Barlow Corporations' inventory of spare and replacement parts, and the Barlow Corporations' inventory of consumable supplies, expressly excluding any personal property, including trade fixtures, owned or leased by Wagner Management or any Tenant, subtenant or occupant.

         "Promissory Note" shall have the meaning set forth in the definition of "Senior Mortgage".

         "Property" shall mean the Real Property, the Personal Property, the Leases, the Contracts, the Licenses, the Intangibles and the Warranties.

         "Purchaser" has the meaning set forth in the recitals.

         "Real Estate Tax Schedule" shall mean the information concerning Real Estate Taxes contained in Schedule 7.

         "Real Estate Taxes" shall mean all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Real Property by any Governmental Authority having jurisdiction over the Real Property. Such term shall also include interest and penalties assessed in connection with such Real Estate Taxes.

         "Real Property" shall mean the Land, the Building and all rights appurtenant thereto.

         "Required Tenants" shall have the meaning set forth in Section 8.3.

         "Rent" shall mean all amounts payable by Tenants under their Leases.

         "Security Deposits" shall mean all security deposits, access card or key deposits, and other deposits (including any interest accrued thereon in accordance with the terms of the Tenants' Leases) relating to Leases paid by Tenants to the Barlow Corporations, the managing agent of the Corporation or any other Person.

         "Senior Mortgage" shall mean the Promissory Note dated July 9, 1999 made by the Finance Sub in favor of the Senior Mortgagee in the original principal amount of $37,000,000 (the "Promissory Note") and the related Indemnity Deed of Trust, Security Agreement and Fixture Filing dated as of July 9, 1999 (the "Deed of Trust") securing the obligation under the Promissory Note from the Operating Sub as Grantor to Stuart S. Levin, Trustee, for the benefit of the Senior Mortgagee, together with all related loan documents executed by the Operating Sub and the Finance Sub in connection with the Senior Mortgage.

         "Senior Mortgagee" shall mean Prudential Mortgage Capital Company, LLC, its successors and assigns.

         "Senior Mortgagee Approval" shall mean the consent of the Senior Mortgagee to the Merger or the approval of Purchaser as "Buyer" in accordance with Section 1.13 of the Deed of Trust.

         "Stock" shall mean all of the issued and outstanding shares of Class A voting common stock and Class B non-voting common stock of the Corporation.

         "Stockholders" shall mean the holders of the Stock, as set forth on
Schedule 8.

         "Stockholder Approvals" shall have the meaning set forth in Section 3.1(b).

         "Subsidiaries" shall mean, collectively, the Operating Sub and the Finance Sub.

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, Real Estate Taxes, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Tenants" shall mean all Persons leasing or occupying space within the Real Property (other than subtenants or those occupying under license/occupancy agreements entered into by Tenants or their subtenants) pursuant to agreements with any Barlow Corporation or a prior owner of the Real Property.

         "Vacated Delinquent Rents" shall mean all uncollected Rent due in the month in which the Closing occurs plus the three and one-half (3 1/2) months following the month in which the Closing occurs from Tenants no longer occupying their space that are more than thirty (30) days in arrears in payment of their Rent as of the Closing Date. Barbara Carr shall not be considered a Tenant for purposes of the definition of Vacated Delinquent Rents and no Rent or other amounts owed by Barbara Carr shall be considered Vacated Delinquent Rents.

         "Wagner Management" shall mean Wagner Management Group, LLC, the manager of the Real Property.

         "Warranties" shall mean all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of Personal Property installed in or used in connection with the activities of the Barlow Corporations, including the Real Property or any work performed or improvements included as a part of the Real Property.

                                   ARTICLE II

                                 MERGER; CLOSING

         2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "MGCL"), at the Effective Time, Purchaser shall cause Merger Sub to, and Merger Sub shall, be merged with and into the Corporation, with the Stockholders receiving the Consideration in accordance with Section 2.5 and with the separate corporate existence of Merger Sub thereupon ceasing. The Corporation shall be the surviving corporation in the Merger, with the separate corporate existence of the Corporation, with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger except as provided herein.

         2.2 Tax Matters. It is the intent of the parties hereto that the Merger shall be treated for federal income tax purposes as the purchase of the Stock from the Stockholders by Purchaser for the Consideration set forth in Section 2.5.

         2.3 Effective Time. As soon as practicable on the Closing Date, Purchaser shall cause Merger Sub to, and Merger Sub and the Corporation shall, execute and file the Articles of Merger, in accordance with Title 3 of the MGCL, with the State Department of Assessments and Taxation of Maryland (the "MSDAT"), and shall make all other filings and recordings required with respect to the Merger under Title 3 of the MGCL, including the filing of the property certificate for assessment of records required by Section 3-112 of the MGCL with the MSDAT. The Articles of Merger shall specify the date and time that the Merger shall become effective (the "Effective Time"), which shall be at such time as Purchaser and the Corporation shall agree (not to exceed five (5) days after the Articles of Merger are accepted for record by the MSDAT). Unless otherwise agreed by the parties in writing, the parties shall cause the Effective Time to occur on the Closing Date.

         2.4 Effect of Merger on the Corporation. The Articles of Incorporation of the Corporation and the bylaws of the Corporation, each as in effect immediately prior to the Effective Time of the Merger, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law and the terms thereof. The members of the Board of Directors and the officers of the Corporation following the Merger shall be the individuals appointed as such in the Articles of Merger. The outstanding shares of common stock or other equity interests in Merger Sub shall automatically convert at the effective time into shares of Class A voting stock of the Corporation as set forth in the Articles of Merger.

         2.5 Consideration. The aggregate consideration to be paid at the Closing to the Stockholders shall be cash in an amount equal to EIGHTY-ONE MILLION DOLLARS ($81,000,000), subject to adjustment as set forth in Section 2.6 (the "Consideration"). Each share of Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be automatically converted into the right to receive a pro rata portion of the Consideration in accordance with
Schedule 8. Upon such conversion, all shares of Stock shall automatically be cancelled, retired and shall cease to exist, and each Stockholder of a certificate (a "Certificate") theretofore representing any such shares of Stock shall cease to have any rights with respect thereto, except the right to receive the amount of cash into which such shares of Stock are converted pursuant to this Section 2.5.

         2.6 Adjustment in Amount of Consideration. The amount of the Consideration set forth in Section 2.5 shall be adjusted at Closing as set forth in this Section 2.6.

                  (a) The Consideration shall be reduced by the aggregate amount of all principal and accrued but unpaid interest due and owing at the Closing under the Senior Mortgage.

                  (b) The Consideration shall be (i) increased by the amount, if any, by which the Combined Total Assets exceed the Combined Total Liabilities, or (ii) decreased by the amount, if any, by which the Combined Total Liabilities exceed the Combined Total Assets.

                  (c) The Consideration shall be reduced by the aggregate amount of the Delinquent Rents and the Vacated Delinquent Rents if (i) the aggregate rentable square feet in the Building for which there is, on the Closing Date, Delinquent Rent or Vacated Delinquent Rent exceeds 5,000 rentable square feet or
(ii) the aggregate amount of the Delinquent Rents and the Vacated Delinquent Rents on the Closing Date exceeds $50,000. Notwithstanding anything herein to the contrary, if Purchaser unreasonably withholds its consent to a proposed lease with respect to space for which there would be Vacated Delinquent Rents, then at the Closing the Consideration shall not be reduced by the amount of any Vacated Delinquent Rents associated with such space.

                  (d) Purchaser shall use its commercially reasonable efforts to collect all Delinquent Rents and Vacated Delinquent Rents and to re-let all vacated space on which there is owed Vacated Delinquent Rent. Purchaser's obligations with respect to collecting Delinquent Rents shall not be required to exceed billing the applicable Tenant therefor more than four (4) times. The Stockholders shall have the right to collect any Delinquent Rents and Vacated Delinquent Rents through Wagner Management or any other reasonable means to collect the Delinquent Rents and Vacated Delinquent Rents; provided, however, that in no event shall the Stockholders or Wagner Management be entitled to institute any litigation or other judicial proceedings after the Closing against any Tenant that is in occupancy at the Property as of the Closing with respect to any obligations or liabilities of such Tenant relating to the Property or arising out of such Tenant's occupancy thereof. Purchaser shall pay to the Stockholders, promptly upon receipt of any rents collected by it or on its behalf during the one hundred thirty-five (135) day period following the Closing Date from any Tenant for which there was a reduction to the Consideration for Delinquent Rents, cash in an amount up to the amount of such reduction.

                  (e) Purchaser shall also pay to the Stockholders, promptly upon receipt of any rent during the one hundred thirty-five (135) day period following the Closing Date from the re-letting of any space vacated by a Tenant on or before the Closing Date, cash in an amount up to the amount of the reduction Purchaser received pursuant to Section 2.6(c) with respect Vacated Delinquent Rent relating to such space; provided, however, that any such payment to the Stockholders shall be net of (i) the total of any leasing commissions incurred by the Purchaser in re-letting such space and (ii) an amount equal to the product of (y) the number of months during the one hundred thirty-five (135) day period following the Closing Date for which the Purchaser has collected rents relating to such re-let space, times (z) an amount equal to the quotient obtained by dividing the total tenant improvement costs incurred by Purchaser in re-letting such space by the number of months in the term of the new lease relating to such re-let space.

                  (f) All payments required to be made to the Stockholders hereunder shall be paid in immediately available funds to an account designated by Mr. Keith Morgan or, in the event of Mr. Morgan's death or incapacity, such other Person as a majority of the members of the Board of Directors of the Corporation immediately prior to closing may designate by written notice to the Purchaser.

         2.7 Preparation of Estimated Closing Balance Sheet and Closing Balance Sheet.

                  (a) Not later than the five (5) business days prior to the Closing Date, the Corporation shall deliver to the Purchaser the Estimated Closing Balance Sheet setting forth the Corporation's estimate of Combined Total Assets and Combined Total Liabilities as of a recent date (the "Estimated Closing Balance Sheet"), calculated in reasonable collaboration with the Purchaser.

                  (b) On the Closing Date, the Corporation shall deliver to the Purchaser the Closing Balance Sheet setting forth the Combined Total Assets and the Combined Total Liabilities, calculated in reasonable collaboration with the Purchaser. If Purchaser in good faith disagrees with any amount, or the calculation of any line item, set forth on the Closing Balance Sheet delivered by the Corporation on the Closing Date, the Combined Total Assets and Combined Total Liabilities shall be agreed to in writing by Oliver T. Carr, III and Keith Morgan. Such agreement between Mr. Carr and Mr. Morgan shall be final and binding upon the Corporation and the Purchaser. In the event of the death or incapacity of Mr. Carr, the designee of the Purchaser for purposes of agreement regarding the Closing Balance Sheet as set forth in this Section 2.7(b) shall be such other Person (which Person may be Mr. Nathaniel Daly) as a majority of the members of the Board of Directors of the Purchaser may designate by written notice to the Corporation. In the event of the death or incapacity of Mr. Morgan, the designee of the Corporation for purposes of agreement regarding the Closing Balance Sheet as set forth in this Section 2.7(b) shall be such other Person as a majority of the members of the Board of Directors of the Corporation may designate by written notice to the Purchaser.

         2.8 Deposit.

                  2.8.1 Delivery of DepositPrior to 11:59 a.m. on the next Business Day following the execution and delivery of this Agreement by all parties hereto, the

Purchaser shall deliver to the Escrow Agent the sum of TWO MILLION DOLLARS ($2,000,000) by wire transfer of immediately available funds. The Escrow Agent shall hold such amount (together with all interest and other income earned thereon, the "Deposit") pursuant to the terms of this Agreement and the Escrow Agreement, substantially in the form attached hereto as Exhibit B.

                  2.8.2 Disposition of Deposit. If the Closing occurs, the Deposit shall be applied against the Consideration payable by Purchaser pursuant to Sections 2.5 and 2.10(b)(i) and shall be paid by the Escrow Agent to the Stockholders in accordance with the terms of the Escrow Agreement. If this Agreement is terminated pursuant to Section 9.1, the Deposit shall be disposed of by the Escrow Agent in accordance with Section 9.2 and the Escrow Agreement.

         2.9 Closing Date. The closing of the Merger (the "Closing") shall be held at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, DC 20004-5910, commencing at 9:00 a.m., local time, on June 1, 2005 or such other date specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Articles VII and VIII) shall be no later than the earlier of (i) the Outside Closing Date and (ii) the second Business Day after satisfaction or waiver of the conditions set forth in Articles VII and VIII (the "Closing Date"). Notwithstanding the foregoing, each of the Purchaser and the Corporation shall have the right on one occasion, in its sole and absolute discretion, to adjourn the Closing Date for a period not to exceed thirty (30) days by notice to the other party on or prior to the date then set for Closing; provided, however, that no such adjournment shall postpone the Closing beyond the Outside Closing Date.

         2.10 Actions at Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

                  (a) The Corporation shall deliver, or cause the Stockholders to deliver, to Purchaser the following:

                          (i) all keys to the Real Property and the Personal
Property, if any, which are in the Barlow Corporations' possession, any space plans relating to Leases of space in the Building prepared by any Barlow Corporation or on its behalf, and any "as built" computer aided design files (both hard copies and computer disk or CD Rom) relating to the Real Property or tenant spaces within the Building prepared by the Corporation or on its behalf;

                          (ii) all books, records, operating reports, corporate
minute books, corporate seals and Tax Returns and tax records of the Barlow Corporations, provided that the Stockholders shall be entitled to keep copies thereof;

                          (iii) the certificate(s) referred to in Section 8.1,
Section 8.2 and 8.5;

                          (iv) a schedule updating and recertifying the
information set forth in the Lease Schedule as of the Closing Date and setting forth all past due and uncollected Rent owed by Tenants, all prepayments of Rent and all Security Deposits, if any, held by any of the Barlow Corporations, their respective managing agent or any other Person under all Leases;

                          (v) the letters of resignation referred to in Section
8.6; and

                          (vi) evidence reasonably satisfactory to Purchaser
that the management agreement with Wagner Management has been terminated; and

                          (vii) such other documents as Purchaser may reasonably
request.

                  (b) Purchaser shall deliver, or cause to be delivered, the following:

                          (i) to the Stockholders, the Consideration, minus the
amount of the Deposit as of the Closing, by wire transfer of immediately available funds in accordance with Schedule 8;

                          (ii) the certificates referred to in Section 7.1,
Section 7.2 and Section 7.7; and

                          (iii) such other documents as the Corporation may
reasonably request.

         2.11 Expenses. Each of the Corporation and the Purchaser shall pay all costs and expenses incurred by it or any of its subsidiaries in connection with the due diligence, negotiation, execution and performance of this Agreement and the transactions and agreements, documents and instruments contemplated hereby, including the fees and expenses of its legal counsel, financial advisors, accountants and consultants. Purchaser shall pay all costs and expenses related to obtaining the Senior Mortgagee Approval, if any, including any costs payable under the Promissory Note or Deed of Trust associated therewith (including any consent or approval fees payable to the Senior Mortgagee and any fees and expenses of legal counsel to the Senior Mortgagee or any rating agencies), examination of title, title insurance abstract and premium charges for any title insurance owner's policy, survey, and any other amounts payable by Purchaser hereunder. In addition, Purchaser shall pay all costs and expenses, if any, associated with the defeasance of the Senior Mortgage in accordance with Section
6.6. Purchaser and the Corporation shall each pay one-half of all transfer tax and recording fees, if any, in connection with the transactions contemplated hereby and the expenses of any filings required in connection therewith. The Corporation shall pay the Broker immediately prior to Closing, or cause to be paid to the Broker immediately prior to Closing, any fee or commission that may be due to the Broker pursuant to an agreement between the Corporation and the Broker and any other amounts payable by the Corporation under this Section 2.11. All costs, expenses and fees payable by the Corporation under this Section 2.11 shall be paid immediately prior to Closing.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION


         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Corporation represents and warrants to Purchaser as follows:

         3.1 Representations and Warranties Regarding the Barlow Corporations.

                  (a) Organization. Each of the Barlow Corporations is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Each of the Barlow Corporations has the corporate power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases. Each of the Barlow Corporations are qualified to do business as a foreign corporation in each jurisdiction where such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

                  (b) Authority. The Corporation has the requisite power and authority to enter into this Agreement and, subject only to the requisite Stockholder approval of the Merger (the "Stockholder Approval"), to consummate the transactions contemplated by this Agreement to which the Corporation is a party. The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated by this Agreement to which the Corporation is a party have been duly authorized by all necessary action on the part of the Corporation, except for and subject to the Stockholder Approval. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with and subject to its terms, except as such enforceability may be limited by Bankruptcy Law and similar laws affecting the enforcement of creditors' rights generally or equitable considerations that may affect a court's exercise of its equitable powers.

                  (c) No Conflicting Agreements. Subject to the receipt of the Stockholder Approval, the execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under this Agreement do not violate or constitute a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) or results in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or results in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the property or assets of any of the Barlow Corporations under (i) the articles of incorporation or bylaws of the Barlow Corporations, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which the Barlow Corporations is subject, or (iii) except for the Senior Mortgage, any Contract, except, in the case of (ii) and (iii) above, for such violations, defaults, terminations, accelerations, security interests, liens, charges or other encumbrances as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Corporation's ability to perform its obligations under this Agreement.

                  (d) Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by the Corporation of this Agreement or the performance by the Corporation of the obligations to be performed by it under this Agreement, except for (i) the Stockholder Approvals, (ii) the filing of the Articles of Merger with the MSDAT, and (iii) those which, if not obtained or made, would not have a material adverse effect on its ability to perform its obligations provided herein.

                  (e) Absence of Bankruptcy. None of the Barlow Corporations has commenced (within the meaning of any Bankruptcy Law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any Bankruptcy Law that is for relief against any of the Barlow Corporations in an involuntary case or appointed a custodian for all or any substantial part of its property, except for the prior bankruptcy of the Corporation in Case No. 94-1-3430-DK in the United States Bankruptcy Court for the District of Maryland.

                  (f) Financial Statements. The Financial Statements have been prepared on a basis consistent with the past practices of the Corporation and fairly reflect in all material respects the assets, liabilities, financial condition and results of operations of the Corporation and the Operating Sub, as applicable, as of the dates and for the periods indicated.

                  (g) Capitalization. The authorized capital stock of the Barlow Corporations, together with the respective number of shares issued and outstanding and the names of the respective holders thereof, as of the date hereof, is as set forth on Schedule 9. All of the issued and outstanding shares of capital stock of the Barlow Corporations are validly issued, fully paid and nonassessable. There are no other shares of capital stock or other equity security of the Barlow Corporations outstanding nor are there any outstanding options, warrants or other rights to convert any obligation into or otherwise acquire any capital stock of the Barlow Corporations.

                  (h) No Other Investments. Except for all of the outstanding shares of capital stock of the Subsidiaries, the Corporation does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). Neither of the Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities).

                  (i) Compliance with Legal Requirements. Except as set forth on
Schedule 21, to the knowledge of the Corporation, each of the Barlow Corporations is in material compliance with all applicable Legal Requirements.

                  (j) Liabilities. Except as set forth on Schedule 10, none of the Barlow Corporations has any Liabilities other than (i) Liabilities reflected on the Balance Sheets, (ii) Liabilities incurred in the ordinary course of business after the date of the Balance Sheets, (iii) Liabilities for counsel and other advisors and consultants and other costs incurred in connection with the transaction contemplated by this Agreement, and (iv) Liabilities that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (k) Pension Benefit Plans; Welfare Benefit Plans. Except as set forth on Schedule 13, none of the Barlow Corporations maintains any (i) employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) employee welfare benefit plans, as defined in Section 3(1) of ERISA (including life insurance, medical, hospitalization, holiday, vacation, dental and vision plans).

                  (l) Tax Matters. Except as set forth on Schedule 16 hereto:

                          (1) Each of the Barlow Corporations has filed all Tax
Returns that it was required to file or has filed a currently effective extension with respect to such Tax Return and has paid all Taxes shown on any filed Tax Returns as owing. All such filed Tax Returns were correct and complete in all material respects. Each of the Barlow Corporations has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102, 3402 and 3406 of the
Code) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all material amounts required to be so withheld and paid over under applicable laws and regulations. The most recent Financial Statements reflect an adequate reserve for all material Taxes payable by the Barlow Corporations for all taxable periods and portions thereof through the date of such Financial Statements. Since the date of such Financial Statements, none of the Barlow Corporations has incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of the Corporation, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon any Barlow Corporation;

                          (2) None of the Barlow Corporations is the subject of
any audit, examination, or other proceeding in respect of Taxes, and to the knowledge of the Corporation, no audit, examination or other proceeding in respect of Taxes involving any Barlow Corporation is being considered by any Tax authority. None of the Barlow Corporations currently is the beneficiary of any extension of time within which to file any Tax Return. To the knowledge of the Corporation, no deficiencies for any Taxes have been proposed, asserted or assessed against any Barlow Corporation. None of the Barlow Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency. To the knowledge of the Corporation, there are no Liens (other than for Taxes not yet due and payable) on any of the assets of any Barlow Corporation that arose in connection with any failure (or alleged failure) to pay any Tax;

                          (3) To the knowledge of the Corporation, there are no
facts or circumstances that could give rise to a reasonable expectation that any Governmental Authority will assess any additional Taxes for any period for which any Barlow Corporation has filed or should have filed Tax Returns. There is no dispute or claim concerning any Tax liability of any Barlow Corporation either
(A) claimed or raised by any Governmental Authority in writing or (B) to the knowledge of the Corporation, based upon personal contact with any agent of such authority, which remains unsettled as of the date hereof;

                          (4) To the knowledge of the Corporation, none of the
Barlow Corporations is liable for any Taxes attributable to any other Person (other than a member of an affiliated group of which the Corporation is the common parent), whether by reason of being a member of an affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise. As of January 1, 2000 and at all times thereafter, the Corporation has been and continues to be an "S Corporation," within the meaning of Section 1361 of the Code, for federal income tax purposes and also for state and local income tax purposes in every state and locality in which the Corporation is or has been subject to income tax (however denominated). Since January 1, 2000, the Operating Sub and the Finance Sub have at all times been qualified subchapter S subsidiaries within the meaning of Section 1361(b)(3)(B) of the Code. As of the effective date of its S election, the Corporation reported to the IRS a "net unrealized built-in gain" of $ 39,894,685, and the "net unrealized built-in gain" of the Corporation at the Closing Date will not exceed such amount. To the knowledge of the Corporation, the Corporation will not at the Closing Date have any accumulated earnings and profits for federal income tax purposes. The Corporation has not made or entered into, and does not hold any asset subject to, a consent filed pursuant to former Section 341(f) of the Code and the regulations thereunder. The Corporation is not required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state law. Neither the Corporation nor any Person to whose liabilities the Corporation has succeeded distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

                          (5) No powers of attorney or other authorizations are
in effect that grant to any Person the authority to represent any Barlow Corporation in connection with any Tax matter or proceeding;

                          (6) No Stockholder is a "foreign person" within the
meaning of Section 1445 of the Code; and

                          (7) The Corporation has delivered to Purchaser correct
and complete copies of all Tax Returns and reports of each of the Barlow Corporations filed for all periods not barred by the applicable statute of limitations. With respect to periods not barred by the applicable statute of limitations, Schedule 16: (i) describes all material Tax elections, consents and agreements made by or affecting the Barlow Corporations or any Person to whose liabilities any of the Barlow Corporations has succeeded that, to the knowledge of the Corporation, will be in effect after the Closing Date, (ii) lists all material types of Taxes paid and Tax Returns filed by or on behalf of the Barlow Corporations or any such Person, (iii) expressly indicates each Tax with respect to which the Barlow Corporations or any such Person is or has been included in a consolidated, unitary or combined Tax Return, and (iv) describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of any of the Barlow Corporations or for which it may be liable.

                  (m) Organizational Documents. The Barlow Corporations have delivered to the Purchaser true and complete copies of their articles of incorporation and bylaws which, to the knowledge of the Corporation, are in full force and effect and have not been modified or supplemented since the date delivered to the Purchaser.

                  (n) Prior Activities of the Corporations. To the knowledge of the Corporation, none of the Barlow Corporations has, directly or indirectly, engaged since January 1, 1995 in any business or activity other than owning the Subsidiaries and the Property and those businesses and activities set forth on
Schedule 11 hereto.

         3.2 Representations and Warranties regarding the Real Property.

                  (a) Title. To the knowledge of the Corporation, except (i) as set forth in the title insurance commitment attached hereto as Exhibit D, or (ii) as set forth on Schedule 14, (the matters referred to in (i) and (ii), the "Permitted Exceptions"), the Operating Subsidiary owns fee simple title to the Real Property free and clear of all Liens.

                  (b) Real Estate Taxes. Except as otherwise set forth in the Real Estate Tax Schedule, to the knowledge of the Corporation, (i) there are no Real Estate Taxes due with respect to the Real Property, (ii) there are no tax abatements or exemptions affecting the Real Property, and (iii) none of the Barlow Corporations has received written notice of any (x) proposed increase in the assessed valuation of the Real Property, (y) pending or threatened special assessments affecting the Real Property or (z) contemplated public improvements affecting the Real Property that may result in special assessments affecting the Real Property.

                  (c) [INTENTIONALLY OMMITTED]

                  (d) Title to Personal Property. To the knowledge of the Corporation, the Operating Sub owns the Personal Property free and clear of all Liens, except for (x) the Senior Mortgage, and (y) those items subject to leases or Liens described on Schedule 4.

                  (e) Licenses. Except as set forth on Schedule 5 hereto, each of the Barlow Corporations holds all licenses and permits necessary to conduct its operations as presently conducted except where the failure to have any such license or permit would not reasonably be expected to have a Material Adverse Effect.

                  (f) Employees and Labor Unions. Neither the Corporation nor either of the Subsidiaries has any employees other than those that are listed in
Schedule 12 or is a party to any agreement with any labor union.

                  (g) Litigation. Other than as set forth on the Litigation Schedule there are no investigations, actions, suits, proceedings or claims pending or, to the knowledge of the Corporation, threatened in writing against or affecting the Corporation, either of the Subsidiaries or the Real Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign (collectively, "Litigation") that, individually or in the aggregate, would (i) result in a Material Adverse Effect or (ii) prevent the Corporation from performing its obligations under this Agreement.

                  (h) Environmental Matters. Except as disclosed in the Phase I environmental report attached as part of Schedule 2 (the "Environmental Report"), and except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Corporation: (A) any asbestos-containing material located on the Real Property is not friable or has been properly managed; (B) neither the Corporation nor either of the Subsidiaries has received any written complaint, summons, citation, notice of violation, notice of potential liability, or from any Person or an information request from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental matters affecting the Real Property, or any portion thereof; (C) there are no claims pending or threatened in writing against the Corporation, either Subsidiary or the Real Property, or any portion thereof, by any Governmental Authority or other Person relating to any Hazardous Material or pursuant to any Environmental Law; and (D) each of the Barlow Corporations has complied with all Environmental Laws applicable to the Real Property.

                  (i) Underground Storage Tanks. To the knowledge of the Corporation, (i) there are no underground storage tanks located on the Real Property or located on any adjacent property and as of the Closing Date connected to the Real Property and (ii) except as set forth on Schedule 18, the Corporation has not removed, or caused to be removed, any underground storage tanks from the Real Property.

                  (j) Senior Mortgage. The Corporation has provided the Purchaser with copies or access to copies of all documents in the Corporation's possession evidencing the Promissory Note and Deed of Trust. To the knowledge of the Corporation, such copies are true and complete in all material respects. To the knowledge of the Corporation, the Senior Mortgage is in full force and effect. All payments required to be made by the obligor(s) under the Senior Mortgage have been made. To the knowledge of the Corporation, all material non-monetary obligations required to be performed by the obligor(s) under the Senior Mortgage have been timely performed, and, to the knowledge of the Corporation, there is no default or event or condition that (after notice or lapse of time or both) would constitute a default by the obligor(s) under the Senior Mortgage.

         3.3 Representations and Warranties Regarding Leases, Contracts, Insurance and Other Documents.

                  (a) Leases. The Lease Schedule contains as of the date hereof a correct and complete list of all Leases with respect to the Property, Rent delinquencies (including aging of any such delinquent Rent), and the amount of any Security Deposit paid by the Tenant under each Lease (including interest accrued thereon). The Corporation has provided the Purchaser with copies or access to copies of all Leases with respect to the Real Property. To the knowledge of the Corporation, such copies are true and complete in all material respects. Except as otherwise disclosed on the Lease Schedule or elsewhere in this Agreement, to the knowledge of the Corporation, as of the date hereof:

                           (1) each of the Leases is in full force and effect
and constitutes a valid and binding obligation of the Tenant thereunder, enforceable in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and similar laws affecting the enforcement of creditors' rights generally or equitable considerations which may affect a court's exercise of its equitable powers;

                           (2) none of the Tenants is in default in the payment
of any of the Rent or other charges payable under its Lease (other than as disclosed on the Lease Schedule) and none of the Tenants has been placed in default by any Barlow Corporation for failure to perform or observe any of the covenants or conditions to be kept, observed or performed by it under its Lease;

                           (3) no Tenant is entitled to any rebate, concession,
deduction or offset, except as set forth in such Tenant's Lease;

                           (4) no Tenant has paid any Rent for a period of more
than thirty (30) days in advance;

                           (5) no Tenant is entitled to receive from the
Operating Sub, as landlord, any contribution, either in money or in kind, on account of the construction of its improvements, except as set forth in such Tenant's Lease;

                           (6) there are no agreements between the Corporation
or an Affiliate thereof, and any Tenant, or an Affiliate of such Tenant, except as set forth on the Lease Schedule or in the Tenant files made available for Purchaser's review;

                           (7) the Corporation has not received from any Tenant
under a Lease a written notice of default by the Corporation in performing any of its obligations as landlord under such Lease or a written notice of violation of any Legal Requirements, and the Operating Sub is not in default in performing any of its material obligations as landlord under any of the Leases;

                           (8) the Operating Sub has the sole right to collect
Rent under each Lease and such right has not been assigned, pledged, hypothecated or otherwise encumbered other than pursuant to the Senior Mortgage;

                           (9) all material alterations, installations,
decorations and other work required to be performed by the Operating Sub, as landlord, under the provisions of each Lease have been completed and fully paid for, or will be completed and fully paid for on or before the Closing Date, except as set forth in the Leases, on Schedule 4 or as would not (individually or in the aggregate) result in a Material Adverse Effect;

                           (10) except as set forth on Schedule 4, none of the
Barlow Corporations has made a loan or other advance to, or has any ownership interest in, any Tenant or any known Affiliate of a Tenant; and

                           (11) except as set forth in the Leases or as set
forth on the Lease Schedule, the Operating Sub does not provide, and is not obligated to provide, any additional services to any Tenants under any Leases, and there are no agreements between the Corporation or either of the Subsidiaries and any Tenants with respect to provision of services by any of the Barlow Corporations to any Tenants.

                  (b) Contracts. The Corporation has provided the Purchaser with copies or access to copies of all Contracts in the Corporation's possession. To the knowledge of the Corporation, such copies are true and complete in all material respects. Schedule 1 contains a correct and complete list of all material Contracts binding on the Company or either Subsidiary after Closing. To the knowledge of the Corporation, each of such Contracts is in full force and effect and has not been modified or amended, except as indicated on the Contract Schedule. Neither the Company nor the Subsidiaries is in default of any of its obligations under any of the Contracts identified in the Contract Schedule to which it is a party, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

                  (c) Easement Agreements. Except as set forth on Exhibit D or
Schedule 14:

                           (1) to the knowledge of the Corporation, no payment
is required to be made by the Corporation or either of the Subsidiaries, nor is the Corporation or either of the Subsidiaries entitled to receive any income, under any recorded or unrecorded Easement Agreement and there are no unrecorded Easement Agreements; and

                           (2) to the knowledge of the Corporation, neither the
Corporation nor any of the other parties to the Easement Agreements is in default (beyond any grace period provided by such Easement Agreement) in the performance or observance of any of the other covenants or conditions to be kept, observed or performed by it under the Easement Agreement.

                  (d) Management Agreement. Except as set forth on Schedule 15, there will be no agreement in effect for the management of the Real Property on the Closing Date.

                  (e) Leasing Commissions. To the knowledge of the Corporation, except as set forth on Schedule 4, no commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to any Lease, and there are no leasing commissions, fees or other compensation payable in respect of renewals and extensions of the Leases or the expansion of the leased premises the subject thereof.

                  (f) Insurance. The Insurance Schedule contains a correct and complete list of all policies of fire, liability, burglary, theft, fidelity and other forms of insurance presently maintained by the Barlow Corporations with respect to their respective activities, including the Property. No Barlow Corporation has received from any insurance company which carries insurance on the Property, or any board of fire underwriters, any written notice of any defect or inadequacy in connection with the Property or its operation, any written notice of default or any written notice threatening to terminate any of the insurance policies.

                  (g) Warranties. To the knowledge of the Corporation, there are no Warranties.

                  (h) Compliance With Laws. To the knowledge of the Corporation, the Corporation has not received written notice from any governmental authority of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Real Property or any part thereof, or requiring any material repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority or would not reasonably be expected to have a Material Adverse Effect.

                  (i) Condemnation Proceedings; Roadways. To the knowledge of the Corporation, there are no condemnation or eminent domain proceedings pending with respect to the Real Property nor, to the knowledge of the Corporation, has the Corporation received any written notice from a governmental authority of any such proceedings threatened against the Real Property or any material part thereof. To the knowledge of the Corporation, there is no proposed material change in the route, grade or width of any street or road adjacent to or directly serving the Real Property.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         4.1 General. As an inducement to Corporation to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows:

                  (a) Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the District of Columbia.

                  (b) Authority. Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which they are a party. The execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated by this Agreement to which it is a party have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with and subject to its terms, except as such enforceability may be limited by Bankruptcy Law and similar laws affecting the enforcement of creditors' rights generally or equitable considerations that may affect a court's exercise of equitable powers.

                  (c) Authorization. The Board of Directors of Purchaser has duly authorized the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by Purchaser of this Agreement or the performance by Purchaser of the obligations to be performed by it under this Agreement.

                  (e) No Conflicting Agreements. The execution and delivery by Purchaser of, and the performance and compliance by Purchaser with the terms and provisions of, this Agreement do not violate (i) Purchaser's organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which Purchaser is subject, or
(iii) any material agreement or contract to which Purchaser is a party or to which it is subject.

                                   ARTICLE V

                                   COVENANTS

         5.1 Operating Covenants(a) During the period from the date of this Agreement to the Effective Time, except either (i) as consented to by written notice delivered by Purchaser in accordance with Section 12.5 in response to a written or oral request from the Corporation, which response shall not be unreasonably delayed, or (ii) as otherwise permitted by or required to meet its obligations under this Article V or any other provision of this Agreement, the Corporation shall, and shall cause the Subsidiaries to:

                           (1) conduct its business and operate the Real Property only in the ordinary course and in substantially the same manner as heretofore conducted;

                           (2) use commercially reasonable efforts to preserve intact its business organizations and goodwill;

                           (3) not offer any capital stock of the Barlow Corporations or the Real Property for sale to any Person, consider unsolicited offers from any Person for the purchase of any capital stock of the Barlow Corporations or the Real Property or enter into a contract for the sale of any capital stock of the Barlow Corporations or the Real Property to any Person, whether or not such contract is contingent on the termination of this Agreement;

                           (4) not enter into discussions with any other Person regarding the merger of the Corporation or the sale of any capital stock of the Barlow Corporations or the sale of the Real Property directly or indirectly;

                           (5) duly and timely file all reports, Tax Returns and other documents related to Taxes that are required to be filed with federal, state, local and Tax other authorities, subject to extensions permitted by law, provided the Corporation notifies Purchaser that it is availing itself of such extensions and provided such extensions do not adversely affect the Corporation's status as an S corporation under the Code, and timely pay all material Taxes;

                           (6) not (i) make or rescind any express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve the Corporation's status as an S corporation, or (2) to qualify or preserve the status of the Operating Sub and the Finance Sub as qualified subchapter S subsidiaries for federal income tax purposes (in which event the Barlow Corporation shall not fail to make such election in a timely manner)) and (ii) fail to take any and all actions for the period from the date hereof to the Effective Time necessary for the Corporation to satisfy the requirements to qualify as an S corporation; and

                           (7) not settle or compromise any material federal, state, local or foreign Tax liability.

                  (b) None of the Barlow Corporations shall modify or amend any existing Lease or enter into any new lease, contract or other agreement affecting all or any portion of the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. The Corporation shall provide to Purchaser each proposed lease, contract, modification, amendment or agreement, and Purchaser shall have five (5) days from receipt of notice thereof in which to withhold its consent to the terms thereof by written notice to the Corporation, which notice must be received by the Corporation not later than the expiration of such five (5) day period, or else Purchaser shall have been deemed to have consented to such proposed lease, contract, modification, amendment or agreement.

         5.2 Access to Documents. The Purchaser acknowledges that the Corporation has provided it and its counsel, accountants and other advisors and consultants with reasonable access to the Real Property and all of the Barlow Corporations' books, records, leases, tax returns and other documents located at the Barlow Corporations' offices. At any time prior to Closing, promptly upon receipt of notice (written or oral) from the Purchaser to that regard, the Corporation shall make available during normal business hours for Purchaser's review and inspection such agreements, documents or data, including financial information, Tax Returns and tax records of the Barlow Corporations, as Purchaser may reasonably request to the extent they exist and are in the Corporation's possession or control or are obtainable by the Corporation with reasonable efforts but without cost or expense to it. The parties acknowledge that Purchaser may be required to perform a historical audit of the Corporation in order to comply with Item 3-14 of Regulation S-X promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Corporation shall reasonably cooperate and provide access in accordance with the first sentence of this Section 5.2 in order to help facilitate such audit.

         5.3 Indemnification for Physical Damage, Injury or Death. Purchaser shall indemnify, defend and hold harmless the Stockholders, the Barlow Corporations, and their respective officers, directors, trustees and other Affiliates, from and against (i) all physical damage to the Real Property caused by the tests, studies, investigations or evaluations conducted by, or at the direction of, Purchaser and (ii) all loss, liability or damage suffered or incurred by the Barlow Corporations, or their respective officers, directors, trustees and other Affiliates, arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property and caused by the tests, studies, investigations or evaluations conducted by, or at the direction of, Purchaser.

         5.4 Distribution. At any time prior to Closing, the Corporation shall be entitled to make distributions to the Stockholders of any cash and cash equivalents held by it (including cash in any trust account and marketable securities).

         5.5 Possession of Offices. Wagner Management and members of the

Barlow family shall have the right to continue occupying the offices that they currently occupy in the Building for an additional thirty (30) days following the Closing Date without charge, cost or expense to Wagner Management or the Barlow family. Schedule 17 hereto sets forth all personal property to be removed by Wagner Management and members of the Barlow family prior to the expiration of such thirty (30) day period, and the Purchaser shall provide reasonable access to Wagner Management and the Barlow family for such purpose.

         5.6 Building Name. So long as Purchaser or Merger Sub or any of their Affiliates directly or indirectly owns the Building or a controlling interest in the Building, Purchaser agrees, and agrees to cause its Affiliates and Merger Sub and its Affiliates, to maintain the name of the Building as "The Barlow Building."

                                   ARTICLE VI

                                 OTHER COVENANTS

         6.1 Cooperation. The parties shall (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Authorities and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purpose of this Agreement, each party shall take all such reasonably necessary action.

         6.2 Confidentiality; Press Release. Subject to applicable law, Purchaser agrees to use commercially reasonable efforts to (i) maintain the confidentiality of all materials delivered by or on behalf of the Corporation;
(ii) disclose such materials only to its directors, officers, employees and advisors who need to review such materials in connection with the transactions contemplated hereby; and (iii) return all materials to the Corporation as soon as practicable if the Closing is not consummated. The Corporation and Purchaser agree that before the Closing Date, they will not issue any press release, advertisement or other public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except to the extent required by law or requested by the other party. If the Corporation or Purchaser is required by law to issue such a press release or other public communication before the Closing Date (including disclosure by Purchaser or its Affiliates required to be provided, as determined by the Purchaser in its sole discretion, in a registration statement filed with the Securities and Exchange Commission), at least one (1) Business Day before the issuance of the same such party shall deliver a copy of the proposed press release or other public communication to the other party hereto for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

         6.3 Operating Records. After the Closing Date, upon prior reasonable advance notice from any Stockholder, Purchaser shall permit the Stockholders to have access to the books, records, operating reports, files, papers, agreements, corporate minute books, Tax Returns and other such records and files of the Barlow Corporations referring to pre-Closing periods for a period of three (3) years following the Closing Date.

         6.4 Tax Matters.

                  (a) Tax Periods Ending on or before Effective Time. The Stockholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Barlow Corporations for all periods ending on or prior to the Effective Date that are filed after the Effective Date. The Stockholders shall permit Purchaser to review each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Purchaser. The Stockholders shall pay all Taxes, if any, at the time that any related Tax Return is filed and, in any event, on or prior to the date such Taxes are due, including extensions.

                  (b) Tax Periods Beginning Before and Ending After the Effective Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Barlow Corporations for Tax periods which begin before the Effective Date and end after the Effective Date. The Purchaser shall permit the representative of the Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the representative of the Stockholders. The Purchaser shall pay all Taxes, if any, at the time that any related Tax Return is filed. For purposes of this Section 6.4, the representative of the Stockholders shall be Mr. Keith Morgan or such other Person as a majority of the members of the Board of Directors of the Corporation immediately prior to closing may designate by written notice to the Purchaser.

                  (c) Cooperation on Tax Matters. Purchaser, the Corporation and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes.

                  (d) Closing of the Books; Election to Terminate Tax Year.

                      (1) In the event that the sale of more than 50 percent of the Corporation's stock pursuant to the Merger causes a termination of the Corporation's S election pursuant to Section 1362(d)(2), the parties agree that the pro rata allocation method described in
                           Section 1362(e)(2) of the Code shall not apply to the "S termination year" of the Corporation pursuant to
                           Section 1362(e)(6)(D), and shall act consistently with this understanding.

                      (2) In the event that the parties determine that the Merger will not result in a termination of the S election of the Corporation at the

                           Effective Time under Section 1362(d)(2) of the Code, the parties agree that the Purchaser shall cause the Corporation, with the Corporation's Form 1120S for the taxable year in which the Effective Time occurs, to make an "Election to terminate year" under Section 1377(a)(2) of the Code and Section 1.1377-1(b) of the Treasury Regulations to treat the taxable year of the Corporation in which the Effective Time occurs as if it consisted of two separate taxable years, the first of which ends at the close of the day on which the Effective Time occurs. In the event that this Section 6.4(d) applies, the Purchaser hereby consents to such terminating election and agrees to cause the Corporation to make the terminating election in compliance with the requirements set forth in Section 1.1377-1(b) of the Treasury Regulations, and the Corporation agrees to acquire and provide to the Purchaser all necessary consents from the Stockholders to effect such election.

                      (3) Any Code section or Treasury Regulation referred to in this agreement shall also be deemed to refer to any successor Code section or Treasury Regulation.

         6.5 Transfer Tax Returns. Purchaser shall file all necessary Tax Returns and other documentation with respect to all such transfer, recording and similar Taxes and fees incurred in connection with the transactions contemplated herein.

         6.6 Defeasance of Senior Mortgage. Subject to the following sentence, at Purchaser's request, the Corporation will arrange for the defeasance of the Senior Mortgage at Closing. In the event Purchaser requests the Corporation to defease the Senior Mortgage at Closing, Purchaser shall pay an amount equal to the Defeasance Deposit (as defined in the Senior Mortgage documents) at the direction of the Corporation at Closing and Purchaser shall advance to the Corporation all actual out of pocket costs and expenses to be incurred by the Corporation associated with the defeasance of the Senior Mortgage, including reasonable attorneys fees, and any brokerage and breakage fees that may be incurred by the Corporation in connection with purchasing treasuries or other securities necessary to satisfy the defeasance requirements set forth in the Senior Mortgage documents.

         6.7 Tax Appeals. Except with respect to the Real Estate Tax assessment for 2005 through 2007 for which an appeal has previously been noted and filed, the Corporation shall take no action to prosecute an appeal of the Real Estate Tax assessment of the Property without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed. The Purchaser shall have five (5) days from receipt of notice from the Corporation with respect to an appeal of a Real Estate Tax assessment in which to withhold its consent to the terms thereof by written notice to the Corporation, which notice must be received by the

Corporation not later than the expiration of such five (5) day period, or else Purchaser shall have been deemed to have consented to such proposed appeal.

         6.8 Casualty and Condemnation. If, prior to Closing, the Property, or any portion thereof, is damaged by fire, or any other cause of whatsoever nature or becomes subject to a condemnation proceeding, the Corporation will promptly give Purchaser written notice of such damage or proceeding and shall not take any action with respect to prosecuting any claim for insurance or condemnation award without the prior consent of Purchaser which shall not be unreasonably with held or delayed. If the Closing occurs, Purchaser shall be entitled to any claims the Corporation may have under the property insurance policies covering the Property and any award in condemnation.

         6.9 Directors, Officers and Employees. On the Closing Date, the Corporation shall cause the directors and officers of each of the Barlow Corporations to submit their resignations from such positions, effective as of or prior to the Effective Time. Effective immediately before the Closing, the Corporation shall terminate the employment of all of its employees.

         6.10 Mutual Releases. The Purchaser shall, and the Corporation shall cause each of its directors, officers and employees and each of the Stockholders listed on Schedule 19 to, execute and deliver to the other party, Robert C. Wagner and Wagner Management a mutual release in substantially the form attached hereto as Exhibit I (the "Mutual Releases"). The Corporation shall request that the Stockholders listed on Schedule 20 execute and deliver to the Purchaser a mutual release and waiver substantially in the form attached hereto as Exhibit I.

         6.11 Termination of Parking Contract. The Corporation shall cause the parking management contract between the Operating Sub and Atlantic Services Group (d/b/a Atlantic Parking) dated as of November 1, 2000 (the "Parking Contract") to be terminated effective as of the Effective Time.

         6.12 UCC Termination Statements. The Corporation shall use its commercially reasonable efforts to file prior to the Effective Time, or cause to be filed prior to the Effective Time, UCC-3 Termination Statements with respect to the UCC-1 Financing Statements listed on Schedule 22.

         6.13 Reciprocal Easement Agreement Estoppel. The Corporation shall use its commercially reasonable efforts to obtain on or before the Effective Time an estoppel certificate in form reasonably acceptable to the Purchaser from JBG Real Estate Associates XVIII, Inc. with respect to the Reciprocal Easement and Covenant Agreement by and between the Corporation and JBG Real Estate Associates XVIII, Inc. dated as of June 11, 1998.

         6.14 Corporation Trust Account. The Corporation shall liquidate, or otherwise dispose of its investments held in, the account in the name of the Corporation held with U.S. Trust Company, N.A. and distribute the proceeds from such liquidation to the Stockholders prior to the Closing.

                                  ARTICLE VII

              CONDITIONS PRECEDENT TO THE CORPORATION'S OBLIGATIONS

         The obligations of the Corporation to consummate the Merger and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Corporation):

         7.1 Purchaser's Representations and Warranties. The representations and warranties made by Purchaser in Article IV shall be true and correct on the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations had been made on and as of such date; and Purchaser shall have executed and delivered to the Corporation a certificate, dated as of the Closing Date (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Purchaser contained herein are so qualified), signed on its behalf by an officer of Purchaser, in such capacity, to such effect.

         7.2 Purchaser's Performance. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and the Corporation shall have received a certificate signed on behalf of Purchaser by an officer of Purchaser, in such capacity, to such effect.

         7.3 Consents. The Stockholder Approvals shall have been obtained and the Senior Mortgage shall have been defeased as contemplated by Section 6.6 or Senior Mortgagee Approval shall have been obtained.

         7.4 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

         7.5 Limitation on Delinquent Rents and Vacated Delinquent Rents. The aggregate amount of Delinquent Rents and Vacated Delinquent Rents shall not exceed $500,000.

         7.6 Purchaser Releases. The Purchaser shall have delivered copies the

Mutual Releases executed by the Purchaser.

         7.7 Merger Sub Representations and Authority. On the Closing Date, Merger Sub shall deliver to the Corporation a certificate, dated as of the Closing Date, pursuant to which it shall make representations and warranties in form and substance substantially similar to those made by Purchaser in Article IV, each as they relate to Merger Sub. The representations and warranties made by Merger Sub shall be true and correct in all material respects as of the Closing Date. Such certificate (which may be qualified as to "knowledge" to the same extent as the representations and warranties of Purchaser contained in
Article IV hereof are so qualified) shall be signed on behalf of Merger Sub by an officer of Merger Sub in such capacity, to such effect.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligations of each of Purchaser and Merger Sub to consummate the Merger and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by it):

         8.1 Corporation's Representations and Warranties. The representations and warranties made by the Corporation in Article III, disregarding all qualifications and exceptions contained therein relating to knowledge and materiality, shall be true and correct on the date hereof and true and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect; and the Corporation shall have executed and delivered to Purchaser a certificate, dated as of the Closing Date (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of the Corporation contained herein are so qualified), signed on its behalf by an officer of the Corporation, in such capacity, to such effect.

         8.2 Corporation's Performance. The Corporation shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Purchaser shall have received a certificate signed by an officer of the Corporation, in such capacity, to such effect.

         8.3 Tenant Estoppel Certificates. Purchaser shall have received estoppel certificates from tenants representing not less than eighty-five percent (85%) of the rentable space in the Building, including estoppel certificates from all tenants leasing in excess of 10,000 square feet in the Building (the "Required Tenants"). Such estoppel certificates shall be in the form attached hereto as Exhibit F or such other form as may be reasonably requested by Purchaser. Such estoppel certificates shall be dated not more than forty-five (45) days prior to the Closing Date.

         8.4 Consents. The Stockholder Approvals shall have been obtained and the Senior Mortgage shall have been defeased as contemplated by Section 6.6 or Senior Mortgagee Approval shall have been obtained.

         8.5 No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect, and Purchaser shall have received a certificate of an officer of the Corporation, in such capacity, certifying to such effect.

         8.6 Resignation of Directors and Officers. A letter from each of the officers and members of the Board of Directors of the Barlow Corporations pursuant to which each director or officer, as the case may be, resigns all of his or her positions with the Barlow Corporations, as applicable, effective as of the Effective Time.

         8.7 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

         8.8 Wagner Closing Certificate. The Corporation shall cause Robert C. Wagner to deliver to Purchaser a certificate in the form attached hereto as Exhibit G certifying that, to his knowledge, the representations and warranties made by the Corporation in Article III, shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date).

         8.9 Casualty and Condemnation.

                  (a) Casualty. No fire or other casualty shall have occurred that has caused damage to the Property which is reasonably estimated to cost more than THREE MILLION DOLLARS ($3,000,000) to repair.

                  (b) Condemnation. No taking by power of condemnation or eminent domain, or process or purchase in lieu thereof, shall have occurred that has or is reasonably likely to deny access to the Building or materially adversely affect the use and operation of the Building.

         8.10 Title. The Operating Sub shall own fee simple title to the Real Property subject only to the Permitted Exceptions.

         8.11 Employees. The Corporation shall have terminated the employment of all of its employees.

         8.12 Mutual Releases. The Corporation shall have delivered to the Purchaser copies of the Mutual Releases executed by each of its directors, officers and employees and each of the Stockholders listed on Schedule 19.

         8.13 Termination of Parking Contract. The Parking Contract shall have been terminated.

         8.14 No Right to Fair Value of Stock. No Stockholder has the right to demand the fair value of its shares of Stock under Section 3-202 of the MGCL or has properly complied with the procedures set forth in Section 3-203(a) of the MGCL.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Reasons for Termination. This Agreement may be terminated at any time prior to the Effective Date only:

                  (a) by Purchaser (i) upon a material breach of or material failure to perform any covenant, obligation or agreement on the part of the Corporation set forth in this Agreement, (ii) if any representation or warranty of the Corporation is or shall have become untrue, (iii) upon the failure of the Corporation to obtain the Stockholder Approvals by the time of the Outside Closing Date, or (iv) if Purchaser reasonably and in good faith determines, after consultation with the Corporation, that there has been a Material Adverse Effect, in the case of either clause (i) or (ii) (x) such that the conditions set forth in Section 8.2 or Section 8.1, as the case may be, would be incapable of being satisfied by the Outside Closing Date (as it may be extended) and (y) if such breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice to the Corporation of such breach;

                  (b) by the Corporation (i) upon a material breach of or material failure to perform any covenant, obligation or agreement on the part of Purchaser set forth in this Agreement, or (ii) if any representation or warranty of Purchaser or Merger Sub is or shall have become untrue, in the case of either clause (i) or (ii) (x) such that the conditions set forth in Section 7.2,
Section 7.1 or Section 7.7, as the case may be, would be incapable of being satisfied by the Outside Closing Date

(as it may be extended) and (y) if such breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice to the Purchaser of such breach; or

                  (c) By Purchaser or the Corporation, if Closing does not occur by the Outside Closing Date (as the same may be extended in writing by the parties), provided, in the case of termination pursuant to this Section 9.1(c),
(i) none of the terminating party's representations and warranties shall be untrue in any material respect when made (including all qualifications and exceptions contained in such representations and warranties relating to knowledge and materiality ), and (ii) the terminating party shall not have breached in any material respect its obligations under this Agreement, in the case of either of clause (i) or (ii) of this Section 9.1(c) in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section.

         9.2 Effect of Termination

                  (a) If this Agreement is terminated pursuant to Section 9.1(a) or Section 9.1(c), the Escrow Agent shall pay to the Purchaser the Deposit in accordance with the terms of the Escrow Agreement.

                  (b) In addition to the return of the Deposit as set forth in
Section 9.2(a), if this Agreement is terminated (x) pursuant to Sections 9.1(a)(i) or (iii), or (y) pursuant to Section 9.1(a)(ii) and the representations and warranties made by the Corporation in Article III, for this purpose including all qualifications and exceptions contained in such representations and warranties relating to knowledge and materiality, are not true and correct on the date hereof, the Corporation shall pay to the Purchaser TWO MILLION DOLLARS ($2,000,000) (the "Additional Payment"). The Additional Payment shall be made within ten (10) business days from the date on which the Corporation receives the notice of such termination from the Purchaser.

                  (c) If this Agreement is terminated (i) pursuant to Section 9.1(b) , provided that the Purchaser was not entitled to terminate this Agreement pursuant to Sections 9.1(a)(i) or (ii), the Escrow Agent shall pay to the Corporation the Deposit in accordance with the terms of the Escrow Agreement.

                  (d) Upon termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect except for Sections 5.3, 9.2(a), (b) and (c), this Section 9.2(d), Section 9.3 and Article XII, without any liability or obligation on the part of Purchaser or the Corporation, except to the extent set forth in Sections 5.3, 9.2(a), (b) and (c) and this Section 9.2(d). Each party hereby acknowledges and agrees that the other party would be irreparably damaged in the event of a breach or failure to perform by it of any of the obligations, representations or warranties that give rise to the right of termination by the other side of this Agreement under Section 9.1. Accordingly, each of the parties agrees that money damages would not be a sufficient remedy for the other party for any such breach or non-performance, and that such other party shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for or to prevent any such breach or non-performance. Each party hereto agrees not to oppose the granting of such relief if a court determines that such breach or non-performance has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

         9.3 Exclusivity of Remedies. The parties acknowledge and agree that the effect on a party of a breach by the other party may not be susceptible of precise measurement and agree, therefore, that payment of the amounts set forth in Sections 9.2 (a), (b) or (c) above are made as liquidated damages and not as a penalty, and that they constitute all damages to which the non-breaching party is entitled to in law or equity.


                                   ARTICLE X

                                     BROKERS

         10.1 Brokers. The Corporation and Purchaser acknowledge and agree that the Broker has acted as the broker on behalf of the Corporation in connection with the transactions contemplated hereby, and that the payment of any fee or commission that may be due to the Broker shall be made as set forth in Section
2.11. The Corporation represents and warrants to Purchaser that the Corporation has not engaged any broker, agent or finder to act on its behalf in connection with this transaction other than the Broker, and that Purchaser shall not be liable for the payment of any fee or commission to the Broker or any other broker, agent or finder purporting to act on behalf of the Corporation. Similarly, Purchaser represents and warrants to the Corporation that Purchaser has not engaged any broker, agent or finder to act on its behalf in connection with the transactions contemplated hereby, and that the Corporation shall not be liable for the payment of any fee or commission to any broker, agent or finder purporting to act on behalf of Purchaser in connection with the transactions contemplated hereby.

                                   ARTICLE XI

                                    SURVIVAL

         11.1 Survival.. None of the representations, warranties, covenants, indemnities or other agreements of the parties in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the Closing other than (i) Section 2.6 (d), (e) and (f), (ii) Section 5.3, (iii) Section 5.5, (iv)
Section 5.6,

(v) subparagraph (iii) and the last sentence of Section 6.1, (vi) Section 6.3,
(vii) Section 6.4, (viii) this Section 11.1 and (ix) Article XII, each of which shall survive for eighteen (18) months following the Closing except for Section 5.6, which shall survive indefinitely. Following the Closing, none of the parties hereto shall have any rights or remedies under or with respect to the subject matter of this Agreement except for claims based on fraud and claims relating to the subject matter of the Sections surviving the Closing. Purchaser acknowledges that this provision is a material inducement for the Corporation to enter into this Agreement and that the Corporation is entering into this Agreement in reliance on this Section 11.1.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules, (i) contains the entire agreement between the parties relating to the transactions contemplated herein, all prior negotiations between the parties are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth; and (ii) except with respect to Sections 2.6(d), (e) and (f), 5.3, 5.5, 5.6, and Section 6.4, which are intended for the express irrevocable benefit of, and to grant third-party rights to, the Stockholders and their successors, assigns and heirs, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

         12.2 Benefit and Burden. All terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. The Stockholders and their respective Affiliates shall be third-party beneficiaries of this Agreement.

         12.3 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Maryland (without reference to any conflicts of laws principles).

         12.4 Notices. All notices, requests, claims, demands, approvals, consents and other communications under this Agreement shall, unless otherwise expressly provided herein, be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the applicable parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         All notices shall be addressed to the parties at the following addresses:

                           (1)      if to the Corporation:

                                    if prior to Closing:

                                    The Barlow Corporation
                                    5454 Wisconsin Avenue, Suite 500
                                    Chevy Chase, Maryland  20815
                                    Attention:  Robert C. Wagner
                                    Fax:  301-656-7833

                                    with a copy to:

                                    Keith Morgan
                                    GE Commercial Finance
                                    260 Long Ridge Road
                                    Stamford, CT 06927
                                    Fax: 203-602-9305

                                    and

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C.  20004-5901
                                    Attention:  David P. Slotkin, Esq.
                                    Fax:  202-637-5910

                                    If subsequent to Closing:

                                    Keith Morgan
                                    GE Commercial Finance
                                    260 Long Ridge Road
                                    Stamford, CT 06927
                                    Fax: 203-602-9305

                                    and

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C.  20004-5901
                                    Attention:  David P. Slotkin, Esq.
                                    Fax:  202-637-5910

                           (2)      if to Purchaser:

                                    Carr Capital Corporation
                                    1750 H Street, N.W.
                                    Suite 500
                                    Washington, DC  20006
                                    Attention: Oliver T. Carr, III
                                    Fax: (202) 303-3078

                                    with a copy to:

                                    Hunton & Williams
                                    1900 K Street, NW  20006
                                    Attention: John M. Ratino, Esq.
                                    Fax: (202) 778-2201

              Either party may, by written notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices.

         12.5 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any Persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12.6 Waiver of Jury Trial. The Corporation and Purchaser waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Agreement.

         12.7 Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

         12.8 Amendment; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

         12.9 Counterparts; Facsimile Execution. This Agreement may be executed in any number of and it shall not be necessary that each party to this Agreement execute each counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         12.10 Assignment. The Purchaser shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to any Person or to designate any Person to perform any of its obligations hereunder, upon delivery of notice to the Corporation prior to such assignment or designation and no later than five (5) days prior to Closing; provided, however, that the Purchaser shall remain liable for the satisfaction of its obligations hereunder following such an assignment or designation. In no event shall the assignment or designation of the Purchaser's rights or obligations under this Agreement, whether before, at or after Closing, release the Purchaser from its obligations hereunder.


               (Signatures of the parties appear on the next page)

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their behalf as of the day and year first above stated.


                                   CARR CAPITAL CORPORATION



                                   By:   /s/  Oliver T. Carr, III
                                       ----------------------------
                                          Name:  Oliver T. Carr, III
                                          Title: President & CEO



                                   THE BARLOW CORPORATION



                                   By:  /s/  Alice B. Jones
                                       -----------------------------
                                         Name:  Alice B. Jones
                                         Title:  Vice President